Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 33-44581, 33-44582, 33-45491, 333-106330, 333-39738, 333-66426, 333-120100 of Public Service Enterprise Group Incorporated (the “Company”) on Form S-8 and Registration Statement Nos. 33-49123, 333-47714, 333-101400, 333-86372, 333-86372-01, 333-120111, 333-120111-01 and 333-120111-02 of the Company on Form S-3 of our reports dated February 28, 2005 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” and the adoption of Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” described in Note 2), (except for Notes 1, 4, 7, 8, 9, 16, 17, 20, 21, and 23, as to which the date is August 29, 2005), relating to the financial statements and financial statement schedule of the Company and management’s report of the effectiveness of internal control over financial reporting, appearing in this Current Report on Form 8-K of the Company dated August 29, 2005.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey

August 29, 2005